Exhibit 5.1

January 7, 2005

Primal Solutions, Inc.

18881 Von Karman Avenue, Suite 500

Irvine, California 92612

Re:                               Primal Solutions, Inc. – Registration Statement on Form S-8 for Issuance of up to 5,451,073 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Primal Solutions, Inc. (the “Company”) in connection with the registration for issuance of 5,451,073 shares of the Company’s common stock, $0.01 par value per share (the “Shares”) as described in the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares may hereafter be issued pursuant to the Primal Solutions, Inc. 2004 Flexible Incentive Plan (the “Plan”), subject to the terms, conditions and limitations set forth in that certain Governance Document dated as of February 9, 2001 (the “Governance Document”).

In connection herewith, we have examined:

(1)                                  the Plan; and

(2)                                  the Governance Document; and

(3)                                  the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Certificate of Incorporation, as amended, (ii) the Company’s Second Amended and Restated Bylaws, (iii) the applicable minutes of meetings or consents in lieu of meetings of the Company’s board of directors (the “Board”) and stockholders and (iv) such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Agreement and certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares to be issued pursuant to the Plan and the Governance Document, including receipt prior to the issuance by the Company of the full consideration for the Shares (which consideration shall be at least equal to the par value thereof), will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein reflect only the application of applicable California law, the Federal laws of the United States and, to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We do not render any opinions except as set forth above.  We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/S/ BRYAN CAVE LLP